VOTING TRUST EXTENSION AGREEMENT

THIS AGREEMENT entered into by and among those holders of Common Shares of SIFCO Industries, Inc. executing and delivering this Agreement ("Shareholders") and JANICE G. CARLSON and CHARLES H. SMITH, III, as Trustees and their successors in trust (said named Trustees and their successors being hereinafter called the "Trustees");

WITNESSES THAT:

As of February 1, 2013 certain shareholders of SIFCO Industries, Inc.(the "Company") entered into a Voting Trust Agreement (the "Trust Agreement")with respect to their shares of Common Stock in the Company; and

Pursuant to Section 14 of the Trust Agreement, the term of Trust Agreement may be extended for an additional period not to exceed two years upon the concurrence of the holders of Trust Certificates representing not less than 85% of the 1,994,674 shares deposited under the Trust Agreement, (after giving effect to stock dividends issued subsequent to the date of the Trust Agreement, the "Trust Shares"); and

The shareholders constituting the holders of Trust Certificates representing not less than 85% of the Trust Shares, wish to extend the term of the Trust Agreement, on the terms and conditions set forth therein, for an additional two (2) years from January 31, 2015.

NOW, THEREFORE, each Shareholder of the Company who becomes a party hereto agrees with each of the other such Shareholders for himself and his heirs, administrators, successors and assigns as follows:

1. EXTENSION OF TRUST AGREEMENT. The Trust Agreement shall be extended, unless sooner terminated on the terms and conditions set forth therein, to January 31, 2017, upon the occurrence prior to January 31, 2015 of the earlier of either:
(a) the execution of this Agreement by the holders of not less than 1,695,472 shares of Common Stock of the Company, such number representing not less than 85% of the Trust Shares,
Or
(b) the presentation to the Company of a certificate signed by the Secretary of the meeting, certifying that at a meeting duly called and held for the purpose of considering an extension, at a place in Cuyahoga County, Ohio, specified in a notice given either by the Trustees or a Trust Certificate holder, not less than ten (10) nor more than thirty (30)days prior to such meeting to each Trust Certificate holder under the Trust Agreement, the holders of Trust Certificates representing not less than eighty-five (85) percent of the Trust Shares voted in favor of this extension.

2. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Trust Agreement.

3. EXECUTION. This Extension Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute but one and the same instrument. This Extension Agreement shall inure to the benefit of, and be binding upon, all persons executing it and their respective heirs, executors, administrators, legatees and assigns.

IN WITNESS WHEREOF, the Trustees have executed and delivered this Extension Agreement and the Shareholders have become parties hereto in the manner herein before provided.

TRUSTEES:

/s/Janice G. Carlson
Janice G. Carlson

/s/Charles H. Smith, III
Charles H. Smith, III

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

Phyllis Gotschall Wilhelm TTEE    30,077        /s/ Phyllis Wilhelm 12/12/14

FRW Trust FBO PSG     171,207
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

Jeffrey Gotschall         152,229        /s/Jeffrey Gotschall 12/21/14

Dianne Gotschall             400        /s/Dianne Gotschall 12/21/14

Judith Gotschall            34,715        /s/Judith Gotschall 12/23/14

Andrew Gotschall            34,715        /s/Andrew Gotschall 12/23/14

Charles Gotschall            34,715        /s/Charles Gotschall 12/24/14

Craig Ramsey            32,240        /s/Craig Ramsey 12/24/14

Alison Weston            32,240        /s/Alison Weston 12/24/14

Janice Carlson         110,079        /s/Janice Carlson 12/9/14

Christie Lennen            34,925        /s/Christie Lennen 12/24/14

Christie Lennen custodian for:
Colton Lennen              17,800        /s/Christie Lennen 12/24/14

Christie Lennen custodian for:
Kelby Lennen             6,400        /s/Christie Lennen 12/24/14

David Fulcher            31,075        /s/David Fulcher 12/11/14

David Fulcher custodian for:
Jessica Fulcher             17,500        /s/David Fulcher 12/11/14

David Fulcher custodian for:
Alyssa Fulcher             6,100        /s/David Fulcher 12/11/14

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

Laura Gifford         120,723        /s/Laura Gifford 12/19/14

Robert Gifford Jr.            27,400        /s/Robert Gifford Jr. 01/2/15

Terry Gifford            28,200        /s/Terry Gifford 01/3/15

CHS Foundation             913         /s/Laura Gifford 12/19/14
Laura Gifford, Trustee

GS Capital Portfolio Investments 150,000        /s/Michael Lipscomb 1/12/14
As: Managing Partner GSCPI LLC
VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

CHS IR Trust - FBO C Smith III    57,067
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

RS IR Trust - FBO C Smith III 121,678
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

Charles Smith III            45,766        /s/Charles Smith III 12/22/14

Hilda Smith            10,000        /s/Hilda Smith 12/26/14

Jennifer Woodhouse        17,092        /s/Jennifer Woodhouse 12/27/14

C Jason Smith            18,959        /s/C Jason Smith 12/21/14

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

CHS IR Trust FBO D Dowdell    57,067
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

RS IR Trust FBO D Dowdell 121,678
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

Deborah Dowdell            57,541        /s/Deborah Dowdell 12/12/14

Adam Morris            16,113        /s/Adam Morris 12/12/14

Adam Morris custodian for:
Maksim Morris             400        /s/Adam Morris 12/12/14

Molly D Trappe            14,863        /s/Molly D Trappe 12/17/14

Molly D Trappe custodian for:
Taylor Trappe             900        /s/Molly D Trappe 12/17/14

VOTING TRUST EXTENSION AGREEMENT
TO JANUARY 31, 2017

SHAREHOLDER NUMBER OF SHARES SIGNATURE DATE

CHS IR Trust FBO H Smith        57,068
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

RS IR Trust FBO H Smith     121,678
PNC Bank NA, Trustee                /s/Bonita Rowbothan 12/16/14
Bonita Rowbothan, Vice President

Hudson Smith            72,692        /s/Hudson Smith 12/31/14

Deborah Ann Smith         6,255        /s/Deborah A Smith 12/31/14

Hudson Smith Jr            24,776        /s/Hudson Smith Jr 12/31/14

Hudson Smith Jr custodian for:
Peyton Smith             1,500        /s/Hudson Smith Jr 12/31/14

Hudson Smith Jr custodian for:
Charlotte Smith             1,100        /s/Hudson Smith Jr 12/31/14

Hudson Smith Jr custodian for:
Whitney Smith             400        /s/Hudson Smith Jr 12/31/14

Cynthia R Champ            24,476        /s/Cynthia R Champ 1/10/15

Cynthia R Champ custodian for:
Elise Day Champ             1,100        /s/Cynthia R Champ 1/10/15

Cynthia R Champ custodian for:
William Champ             1,100        /s/Cynthia R Champ 1/10/15

Cynthia R Champ custodian for:
Hudson Champ             400        /s/Cynthia R Champ 1/10/15

C Halle Smith             24,476        /s/C Halle Smith 1/15/15